EXHIBIT 99.1

Team, Inc. Reports First Quarter Fiscal Year 2016 Results

SUGAR LAND, Texas, Oct. 6, 2015 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today released full financial results for the first quarter ending August 31, 2015 of fiscal year 2016. This release follows a pre-announcement of first quarter 2016 financial results issued on September 29, 2015. Team now reports adjusted earnings of $4.9 million ($0.23 per diluted share) versus adjusted earnings of $7.1 million ($0.34 per diluted share) for the prior year. Revenues for the current year quarter increased by 18% to $222.7 million compared to revenues of $188.1 million for the prior year quarter. Revenues for the current year quarter include $23.5 million related to the acquisition of Qualspec, which closed on July 7, 2015. (Adjusted earnings in the current quarter exclude certain non-routine items that are not indicative of Team's ongoing operating activities of $3.5 million (net of tax), or $0.16 per diluted share, as detailed in the accompanying schedule. Adjusted earnings in the prior year quarter exclude non-routine charges of $0.1 million (net of tax), or $0.01 per diluted share, as detailed in the accompanying schedule.)

GAAP Earnings

Team's net income available to shareholders reported in accordance with generally accepted accounting principles (including non-routine items) was $1.4 million ($0.07 per diluted share) for the current quarter as compared to net income of $7.0 million ($0.33 per diluted share) in the prior year quarter. Certain non-routine items that are not indicative of Team's ongoing operating activities have been excluded when arriving at adjusted earnings. A reconciliation of net income, reported in accordance with generally accepted accounting principles, to adjusted net income is contained in the accompanying schedule.

FY2016 Business Outlook

We currently estimate our fiscal year 2016 adjusted earnings per share will be $2.15 per diluted share. At this time, we expect our consolidated revenues and adjusted EBITDA to be approximately $1.05 billion and $124 million, respectively. These estimates include approximately 11 months of Qualspec operating activity, and exclude certain non-routine items that are not indicative of Team's ongoing operating activities of $3.5 million (net of tax), or $0.16 per diluted share, recorded in the current quarter (as detailed in the accompanying schedule) as well as ongoing implementation expenses related to the ERP project during the course of fiscal year 2016.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, October 7, 2015 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teaminc.com. Individuals wishing to participate in the conference call by phone may call 877-730-9522 and use conference code 52802881 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 150 branch locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	August 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues	$ 222,694	$ 188,121
Operating expenses	159,583	131,794
Gross margin	63,111	56,327

Selling, general and administrative expenses	58,140	44,502
Loss from revaluation of contingent consideration	(522)	--
Operating income	4,449	11,825

Foreign currency loss	493	181
Interest expense, net	1,712	623
Earnings before income taxes	2,244	11,021

Provision for income taxes	819	3,968
Net income	1,425	7,053

Less: Income attributable to non-controlling interest	--	22
Net income available to common shareholders	$ 1,425	$ 7,031

Earnings per common share:
Basic	$ 0.07	$ 0.34
Diluted	$ 0.07	$ 0.33

Weighted average number of shares
outstanding:
Basic	20,366	20,503
Diluted	21,429	21,280

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended
	August 31,
	2015	2014
	(unaudited)	(unaudited)
Adjusted Net income:
Net income available to common shareholders	$ 1,425	$ 7,031
Non-routine revaluation contingent consideration	522	--
Non-routine acquisition costs	3,591	164
Non-routine legal fees	661	--
Non-routine ERP costs	719	--
Tax impact of adjustments	(2,005)	(59)
Adjusted Net income	$ 4,913	$ 7,136

Adjusted Net income per common share:
Basic	$ 0.24	$ 0.35
Diluted	$ 0.23	$ 0.34

Adjusted EBITDA:
Operating income ("EBIT")	$ 4,449	$ 11,825
Non-routine revaluation contingent consideration (IHT)	522	--
Non-routine acquisition costs (Corporate)	3,591	--
Non-routine acquisition costs (MS)	--	164
Non-routine legal fees (Quest)	661	--
Non-routine ERP costs (Corporate)	719	--
Adjusted EBIT	9,942	11,989
Depreciation and amortization	7,884	5,529
Non-cash share-based compensation costs	1,205	975
Adjusted EBITDA	$ 19,031	$ 18,493

Segment Data:
Revenues:
IHT	$ 136,767	$ 105,594
MS	68,358	67,846
Quest	17,569	14,681
	$ 222,694	$ 188,121

Adjusted EBIT:
IHT	$ 13,049	$ 12,287
MS	3,631	6,868
Quest	2,406	767
Corporate and shared support	(9,144)	(7,933)
	$ 9,942	$ 11,989

Adjusted EBITDA:
IHT	$ 17,052	$ 14,288
MS	5,756	8,732
Quest	3,847	2,172
Corporate and shared support	(7,624)	(6,699)
	$ 19,031	$ 18,493

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
AUGUST 31, 2015 AND MAY 31, 2015
(in thousands)

	August 31,	May 31,
	2015	2015
	(unaudited)

Current assets	$ 301,256	$ 288,696

Property, plant and equipment, net	118,962	97,926

Other non-current assets	364,450	137,211

Total assets	$ 784,668	$ 523,833

Current liabilities	$ 84,909	$ 91,224

Long term debt net of current maturities	359,062	78,484

Other non-current liabilities	10,998	18,750

Stockholders' equity	329,699	335,375

Total liabilities and stockholders' equity	$ 784,668	$ 523,833

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
AUGUST 31, 2015 AND AUGUST 31, 2014
(in thousands)

	Three Months Ended
	August 31,
	2015	2014
	(unaudited)	(unaudited)
Net income	$ 1,425	$ 7,053

Depreciation, amortization and non-cash share-based compensation expense	9,089	6,504

Loss on contingent consideration revaluation	522	--

Working capital changes	(3,309)	(9,231)

Other items affecting operating cash flow	2,089	542

Net cash provided by operating activities	$ 9,816	$ 4,868

Capital expenditures	(11,218)	(5,468)

Cash used for business acquisitions, net	(263,560)	(2,151)

Restricted cash	(5,000)	--

Proceeds from sale of assets	5,137	--

Other items affecting investing cash flow	23	272

Net cash used in investing activities	($274,618)	($7,347)

Borrowings of debt, net	280,340	(2,010)

Deferred consideration payments	(369)	--

Contingent consideration payments	(230)	--

Purchase of non-controlling interest	(5,934)	--

Debt issuance costs	(1,950)	--

Cash associated with share-based payment arrangements, net	476	1,807

Net cash provided by (used in) financing activities	$272,333	($203)

Effect of exchange rate changes	(766)	(496)

Change in cash and cash equivalents	$ 6,765	$ (3,178)
CONTACT: Greg L. Boane (281) 388-5541